Exhibit 3.2

For Ministry Use Only	Ontario Corporation Number
À l’usage exclusif du ministère	Numéro de la société en Ontario

1723023

ARTICLES OF AMENDMENT STATUTS DE MODIFICATION
Form 3 Business Corporations Act	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

		T	.	B	.		M	I	N	I	N	G		V	E	N	T	U	R	E	S		I	N	C	.
Formule 3 Loi sur les sociétés par actions

	2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s’il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):
		S	P	H	E	R	E		3	D		C	O	R	P	O	R	A	T	I	O	N

	3.	Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:
2007/05/02
(Year, Month, Day)
(année, mois, jour)
4.	Complete only if there is a change in the number of directors or the minimum / maximum number of directors. II faut remplir cette partie seulement si le nombre d’administrateurs ou si le nombre minimal ou maximal d’administrateurs a changé.

		Number of directors is/are:											minimum and maximum number of directors is/are:
		Nombre d’administrateurs:											nombres minimum et maximum d’administrateurs:
		Number											minimum and maximum
		Nombre											minimum et maximum
or
ou
	5.	The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:
1. To change the name of the Corporation to “SPHERE 3D CORPORATION”.
2. To consolidate the issued and outstanding common shares of the Corporation on a one for four basis, being one (1) post-consolidation share for each four (4) pre-consolidation shares outstanding.

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	6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions ..
	7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le
2012/12/13
(Year, Month, Day)
(année, mois, jour)
These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.
T.B. MINING VENTURES INC.
(Print name of corporation from Article 1 on page 1) (Veuillez écrir le nom de la société de l’article un à la page une).

	By/ Par: /s/ DAN MECHIS	DAN MECHIS, DIRECTOR & CEO
	(Signature)	(Description of Office)
	(Signature)	(Fonction)

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